UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023
Commission File Number: 1-35335

Groupon, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 W Chicago Avenue	60654
Suite 400	(Zip Code)
Chicago
Illinois	(312)	334-1579
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
    240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On March 30, 2023, Groupon, Inc. (the “Company”) entered into an Agreement (the “Standstill Agreement”) with Pale Fire Capital SE, Pale Fire Capital SICAV a.s., Dusan Senkypl and Jan Barta, (collectively the “Pale Fire Parties”). Item 5.02 of this Current Report on Form 8-K contains a description of the material terms of the Standstill Agreement, which description is incorporated by reference in this Item 1.01.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Interim CEO Appointment and Incentive Plan Amendment
The Company announced that its Board of Directors (the “Board”) appointed Dusan Senkypl as Interim Chief Executive Officer (“Interim CEO”) of the Company, effective on March 30, 2023 (the “Effective Date”). In connection with such appointment, Mr. Senkypl entered into an employment agreement with the Company’s wholly owned subsidiary, Groupon Management, LLC, dated March 30, 2023 (the “Employment Agreement”). Mr. Senkypl will replace Kedar Deshpande, who is no longer serving as the Company’s Chief Executive Officer or a member of the Board as of the Effective Date. In addition, Mr. Senkypl will remain a member of the Board and will step down from his position as a member of the Executive Committee of the Board. Mr. Deshpande intends to assist fully with the transition until at least June 1, 2023.

Mr. Senkypl, who will be based in the Czech Republic, will serve as Interim CEO for a term of one year pursuant to the Employment Agreement or until the Board appoints a permanent successor. The Board expects that Mr. Senkypl will provide reasonable assistance in the transition of any such successor.

Dusan Senkypl, age 47, has served as a member of the Board since June 2022 and as a Partner of Pale Fire Capital SE (“PFC”), the Company’s largest stockholder, and a private equity investment group that invests in ecommerce companies both in Europe and worldwide, since January 2017, where he also served as a director from November 2019 to April 2021, and has served as Chairman of the Board since April 2021. As a Partner in PFC, Mr. Senkypl oversaw PFC’s investments in Aukro s.r.o., the largest Czech online marketplace, where he has served as a director since 2019, Favi online s.r.o., a premiere furniture marketplace, and Rouvy, SE, a global indoor cycling app competing with Zwift Inc., where he has served as Chairman of the Board since 2021. Prior to joining PFC, Mr. Senkypl served as founder and CEO of NetBrokers Holding (“NBH”), which became the largest insurance and finance marketplace in the Czech Republic and Slovakia, from 2014 to December 2018, when it was sold to German media company, Bauer Media Group. Prior to NBH, Mr. Senkypl co-founded and operated multiple ecommerce projects, including ePojisteni.cz, an insurance technology company, where he served as CEO and a director, from 2009 until February 2019. Mr. Senkypl earned his Master’s Degrees in Math and Information Science from Masaryk's University, Brno, Czech Republic. In conjunction with his appointment to Groupon Interim CEO, Mr. Senkypl will be stepping down from day-to-day responsibilities at PFC.

In connection with his appointment as Interim Chief Executive Officer, Mr. Senkypl will receive an annual base salary of approximately $19,000 and on March 30, 2023 (the “Grant Date”) he received a grant of 3,500,000 nonqualified stock options to purchase the Company’s common stock at a per share exercise price of $6.00 (“Options”) under the Groupon, Inc. 2011 Incentive Plan, as amended (the "Plan"). In connection with Mr. Senkypl’s appointment, the Compensation Committee of the Board recommended and the Board approved an amendment to the Plan to allow for the vesting and exercise of the Options prior to the first anniversary of the Grant Date, subject to a majority vote of the Company’s stockholders at the Company’s 2023 annual meeting of stockholders (the “Plan Amendment”).

The Options will expire 3 years from the Grant Date, and will vest 1/2 on the date that is 1 year from the Grant Date and quarterly thereafter in four substantially equal installments, beginning on the date that is 1 year and 3 months from the Grant Date, or if the requisite approval of the Plan Amendment is received, will vest quarterly in eight substantially equal installments, beginning on the date that is 3 months from the Grant Date. Mr. Senkypl will not be permitted to sell, exchange, transfer, assign, pledge or otherwise dispose of any shares of the Company’s common stock issued upon exercise of the Options until a date that is 1 year from the Grant Date. The vesting of Options is subject to (i) Mr. Senkypl’s continued service as Interim or permanent Chief Executive Officer or (ii) Mr. Senkypl’s continued service as a member of the Board on the applicable vesting date, provided that his service as Interim or permanent Chief Executive Officer continues until (x) the appointment of his successor by a majority of the members of the Board unaffiliated with PFC and (y) Mr. Senkypl has agreed to provide reasonable assistance in the transition of such successor as a member of the Board through the applicable vesting date. Additionally, the Options are subject to the terms and conditions set forth in the Plan, if applicable, the Plan Amendment and in the Nonqualified Stock Option Agreement between the Company and Mr. Senkypl. The descriptions of the Plan Amendment and the Nonqualified Stock Option Agreement are not complete and are qualified by reference to the form of the Plan Amendment and the Nonqualified Stock Option Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Under Mr. Senkypl’s severance benefit agreement, which was executed in connection with his appointment, he will receive severance benefit amounts upon an involuntary termination of employment without Cause or a resignation for Good Reason equal to 12 months of salary, an amount equal to his Company performance bonus for the prior year (if any), the accelerated vesting of outstanding time-based equity awards that are scheduled to vest over the 12 month period following termination, and vesting of a pro-rata portion of his outstanding performance-based equity awards for the applicable performance period (subject to the Compensation Committee’s certification of the performance objectives following the end of the performance period). In the event that Mr. Senkypl’s employment is terminated in connection with a change in control of the Company, he will receive an amount equal to 12 months of salary, a pro rata amount of his target Company performance bonus, and the accelerated vesting of 100% of his outstanding equity awards, provided that a Change in Control (as defined in the severance benefit agreement) shall be deemed not to include a transaction resulting in PFC, together with its affiliated entities and individuals, becoming the direct or indirect beneficial owner of more than fifty percent (50%) of the total combined voting power of the Company’s then‑outstanding securities entitled to vote generally in the election of Board members, unless as a result of a transaction approved by the Board, including by a majority of members of the Board unaffiliated with PFC.

The descriptions of Mr. Senkypl’s compensation terms and severance benefit agreement are not complete and are qualified by reference to the Employment Agreement and severance benefit agreement, which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference. There are no family relationships between Mr. Senkypl and any of the directors or executive officers of the Company. Other than as described in Items 1.01 and 5.02 of this Form 8-K and the Standstill Agreement there is no arrangement or understanding between Mr. Senkypl and any other person pursuant to which Mr. Senkypl was appointed as an officer of the Company. The following is a transaction in which Mr. Senkypl has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In 2022, the Company entered into an agreement with Internet Ventures s.r.o (“IV”) to provide certain technology consulting services to the Company. Mr. Senkypl’s spouse is an owner of IV. Pursuant to the agreement, IV received payments of approximately $160,000 for its services under the agreement for the year ended December 31, 2022.

In connection with the CEO transition, it is expected that Mr. Deshpande will receive the severance benefits provided for under his severance benefit agreement, as previously disclosed, as if his employment were involuntarily terminated without Cause or a resignation for Good Reason. These severance benefits include an amount equal to 12 months of base salary and COBRA benefits and the accelerated vesting of outstanding time-based equity awards that are scheduled to vest over the 12 month period following his termination date. The description of the terms of Mr. Deshpande’s severance benefit agreement is not complete and is qualified by the form of severance benefit agreement filed as Exhibit 10.2 to the Current Report on Form 8-K, filed on December 1, 2021, which is incorporated herein by reference.

A press release announcing the matters described above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Standstill Agreement

In connection with the foregoing and the Company's irrevocable nomination of Messrs. Senkypl and Barta for re-election as members of the Board at the Company's 2023 annual meeting of stockholders, the Company entered into the Standstill Agreement by and among the Company and the Pale Fire Parties. The Standstill Agreement further provides, among other things, that:

•the Pale Fire Parties will be subject to certain customary standstill restrictions, including, among others, (a) with respect to not acquiring beneficial ownership of more than 25% of the shares of the Company’s common stock outstanding, provided, that for purposes of the foregoing ownership limitation any shares (i)

that the Pale Fire Parties or their affiliates acquire or have the right to acquire under the Options, (ii) that the Pale Fire Parties or their affiliates acquire or have the right to acquire with respect to service as a member of the Board or as an officer of the Company, or (iii) underlying any cash-settled total return swap agreements entered into by the Pale Fire Parties or their affiliates referencing shares of the Company’s common stock shall not be counted, (b) not engaging in a proxy solicitation and (c) not making any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company, each of the foregoing subject to certain exceptions;

•unless otherwise mutually agreed in writing by each party, the Standstill Agreement will remain in effect until the earlier to occur of (i) 45 days following the date on which Mr. Senkypl ceases to serve for any reason as Interim or permanent Chief Executive Officer of the Company and (ii) 1 year from the date of the Standstill Agreement; and

•the Company will reimburse the Pale Fire Parties for their reasonable documented out-of-pocket costs, fees and expenses incurred in connection with the negotiation and execution of the Standstill Agreement and related matters in an amount not to exceed $25,000.

The description of the Standstill Agreement is not complete and is qualified by reference to the Standstill Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.	Description
10.1	Amendment to Groupon, Inc. 2011 Incentive Plan, as amended.**
10.2	Notice of Grant of Stock Option and Nonqualified Stock Option Agreement, dated March 30, 2023.**
10.3	Employment Agreement, dated March 30, 2023.**
10.4	Severance Benefit Agreement, dated March 30, 2023.**
10.5	Agreement, dated March 30, 2023.
99.1	Press Release dated March 31, 2023.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*The information in Exhibit 99.1 is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
** Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: March 31, 2023
By: /s/ Damien Schmitz Name: Damien Schmitz Title: Chief Financial Officer